Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 61 to File No. 333-59762, Amendment No. 64 to File No. 811-03493) of our report dated February 22, 2013 with respect to the financial statements and financial highlights of AFL–CIO Housing Investment Trust included in its 2012 Certified Shareholder Report, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

McLean, Virginia
April 29, 2013